UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano

Camarillo, California 93012

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 11, 2010, the stockholders of Vitesse Semiconductor Corporation (the “Company”) approved the Vitesse Semiconductor Corporation 2010 Incentive Plan (the “Incentive Plan”) at the Annual Meeting of Stockholders.  The Incentive Plan was previously approved by Vitesse’s board of directors (the “Board”), upon recommendation by Vitesse’s Compensation Committee (the “Committee”), subject to stockholder approval at the Annual Meeting.  The Incentive Plan will replace the Company’s 2001 Stock Incentive Plan (the “Prior Plan”), and no new awards will be granted under the Prior Plan.

The following is a summary of the principal provisions of the Incentive Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan, which was attached as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 31, 2010, and is incorporated herein by reference.

The Incentive Plan authorizes the issuance of 50,000,000 shares of the Company’s common stock.  In addition, up to 40,457,825 shares subject to awards outstanding under the Prior Plan may become available for issuance under the Incentive Plan to the extent that those shares on or after May 11, 2010 cease to be subject to awards (such as by expiration, cancellation or forfeiture of the awards).  Unless sooner terminated by the Board or the Committee, the Incentive Plan will terminate on March 29, 2020.

The Committee will administer the Incentive Plan.  Under the terms of the Incentive Plan, the Committee has the authority to, among other things, select eligible individuals to whom awards are granted, determine the types of awards to be granted and the number of shares of the Company’s common stock subject to each award, determine the terms, conditions and provisions of such awards, interpret and administer the Incentive Plan and any instrument evidencing an award, notice or agreement executed or entered into under the Incentive Plan, and make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Incentive Plan.

Awards may be granted under the Incentive Plan to employees, officers and directors of the Company and its related companies as selected by the Committee.  Under the Incentive Plan, the Committee may grant incentive and nonqualified stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance shares, performance units and other stock or cash-based awards.

ITEM 5.07           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 11, 2010, Vitesse Semiconductor Corporation (the “Company”) held its Annual Meeting of Stockholders.

At the Annual Meeting, there were 324,688,448 shares represented to vote either in person or by proxy, or 80.20% of the outstanding shares, which represented a quorum.  The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1:  Election of Directors.

Christopher R. Gardner, Steve P. Hanson, James H. Hugar, G. Grant Lyon and Edward Rogas, Jr. were elected as directors for a term of one year.  The voting for each director was as follows:

	For	Withheld	Broker Non- votes
Christopher R. Gardner	141,766,459	4,220,305	178,701,684
Steve P. Hanson	141,531,853	4,454,911	178,701,684
James H. Hugar	142,964,293	3,022,471	178,701,684
G. Grant Lyon	142,962,325	3,024,439	178,701,684
Edward Rogas, Jr.	141,247,372	4,739,392	178,701,684

Proposal 2:  Approval of the Vitesse Semiconductor Corporation 2010 Incentive Plan (the “Incentive Plan”).

The Incentive Plan was approved with 125,594,678 votes in favor, 19,325,836 votes against, 1,066,250 abstentions and 178,701,684 broker non-votes.

Proposal 3:  Ratification of the Appointment of BDO Seidman, LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2010.

BDO Seidman, LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010 with 322,601,657 votes in favor, 1,606,048 votes against and 480,743 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2010

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/Richard C. Yonker
Richard C. Yonker
Chief Financial Officer